Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	July 29, 2022		716-687-4225

MOOG INC. REPORTS THIRD QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended July 2, 2022.

Third Quarter Highlights

•Sales of $773 million were up 9% from a year ago;
•GAAP diluted earnings per share of $1.57 included $0.03 per share in restructuring and impairment charges;
•Non-GAAP diluted adjusted earnings per share of $1.61, after rounding, up 44% from earnings per share a year ago;
•GAAP effective tax rate of 15.7% including the benefit of $0.15 per share from prior year provision to return adjustments;
•GAAP operating margins of 10.3% with adjusted operating margins of 10.5%; and
•$4 million GAAP cash flow from operating activities and $15 million adjusted cash flow from operating activities.

Segment Results

Aircraft Controls segment revenues in the quarter were $318 million, 17% higher year over year. Commercial aircraft revenues were $137 million, a 43% increase. Sales to commercial OEM customers were $86 million, driven by increases in sales for the Boeing book of business and strength in business jet sales. Commercial aftermarket sales increased 87% on very strong repair and overhaul activity, a one-time retrofit program, and acquired sales from the TEAM Accessories acquisition.

Military aircraft sales were $181 million, 3% higher year over year. Military OEM sales were up 3%, to $132 million, with increased funded development and helicopter sales compensating for lower fighter aircraft sales and lost sales from the divested Navaids business. Military aftermarket sales were mostly unchanged.

Space and Defense segment revenues were $224 million, an increase of 9% year over year. Defense sales of $135 million increased 14%. Higher sales of the RIwP® turret, tactical missile applications, and defense components more than offset lower sales for international vehicle programs. Space sales were 3% higher, at $88 million, as growth in sales of propulsion and avionics product lines, and integrated space vehicles, offset the winding down of hypersonic development activity.

Industrial Systems segment revenues in the quarter were $231 million, in line with a year ago. Excluding the impact of foreign exchange movements and lost sales from portfolio shaping activities, underlying organic sales increased 8%, with rate-adjusted sales higher in each of the four submarkets. Sales of products for industrial automation applications were $111 million, driven by demand for factory automation equipment. Energy sales were $31 million, with higher sales in both exploration and generation applications. Sales of simulation and test products were $25 million, tied to increased sales of flight simulation products. Medical product sales were $63 million, driven by growth of enteral feeding products.

Consolidated 12-month backlog was $2.2 billion, up 10% from a year ago.

“It was another good quarter for our business, with operational performance in line with our forecast and a tax benefit driving outsized EPS growth,” said John Scannell, Chairman and CEO. “The second half of our fiscal year is playing out as we anticipated. Our sales forecast for Q4 is in line with Q3, and our EPS forecast for Q4 is unchanged from 90 days ago. Demand for our products is strong across all our major markets and we’re managing well through the challenges posed by supply chain constraints, inflation, and labor availability.”

Exhibit 99.1
Fiscal 2022 Outlook
The Company updated its fiscal 2022 projections and adjusted figures provided 90 days ago.

•Forecasted sales of $3.0 billion, unchanged from 90 days ago;
•Forecasted GAAP diluted earnings per share of $5.36, and adjusted diluted earnings per share of $5.65, both plus or minus $0.15;
•Forecasted GAAP operating margins of 9.9% and adjusted operating margins of 10.3%;
•Forecasted cash flow from operating activities of $276 million and adjusted cash flow from operating activities of $176 million; and
•Forecasted GAAP effective tax rate of 22.3%.

In conjunction with today’s release, Moog will host a conference call today beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

About Moog
Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

CAUTIONARY STATEMENT
Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC. There have been no material changes in the current year regarding our risk factors other than the following:

A reduced supply, as well as inflated prices, across various raw materials and third-party provided components and sub-assemblies within our supply chain could have a material impact on our ability to manufacture and ship our products, in addition to adversely impacting our operating profit and balance sheet.

Refer to our Annual Report on form 10-K for a complete discussion of our risk factors, which include the following:

COVID-19 PANDEMIC RISKS
•We face various risks related to health pandemics such as the global COVID-19 pandemic, which may have material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers.

STRATEGIC RISKS
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;
•Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

Exhibit 99.1

Exhibit 99.1
MARKET CONDITION RISKS
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company or Lockheed Martin as a customer or a significant reduction in sales to either company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

OPERATIONAL RISKS
•Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

FINANCIAL RISKS
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;
•The phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

LEGAL AND COMPLIANCE RISKS
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us; and
•Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

GENERAL RISKS
•Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net sales	$772,911	$707,352	$2,267,784	$2,127,708
Cost of sales	560,966	516,750	1,646,742	1,547,554
Inventory write-down	202	—	3,407	—
Gross profit	211,743	190,602	617,635	580,154
Research and development	25,890	33,095	84,318	91,556
Selling, general and administrative	113,886	100,597	336,702	305,331
Interest	9,131	8,239	25,376	25,288
Asset impairment	692	—	15,928	—
Restructuring	576	—	8,369	—
Gain on sale of business	—	—	(16,146)	—
Other	1,759	76	3,143	(3,115)
Earnings before income taxes	59,809	48,595	159,945	161,094
Income taxes	9,400	12,473	34,184	38,442
Net earnings	$50,409	$36,122	$125,761	$122,652

Net earnings per share
Basic	$1.58	$1.12	$3.93	$3.82
Diluted	$1.57	$1.12	$3.91	$3.80

Average common shares outstanding
Basic	31,922,377	32,125,524	31,988,150	32,115,400
Diluted	32,067,431	32,355,238	32,125,438	32,305,834

Exhibit 99.1
Results shown in the previous table include impacts associated with the gain on the sale of our Navigation Aids business, as well as inventory write-down charges, asset impairment and restructuring related to the impact of continued portfolio shaping activities and the Ukraine crisis. The table below adjusts the earnings before income taxes, income taxes, net earnings and diluted net earnings per share to exclude these impacts. While management believes that these non-GAAP financial measures may be useful in evaluating the financial condition and results of operations of the Company, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP.

Reconciliation to non-GAAP adjusted earnings before income taxes, income taxes, net earnings and diluted net earnings per share are as follows:

	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
As Reported:
Earnings before income taxes	$59,809	$48,595	$159,945	$161,094
Income taxes	9,400	12,473	34,184	38,442
Effective income tax rate	15.7%	25.7%	21.4%	23.9%
Net earnings	50,409	36,122	125,761	122,652
Diluted net earnings per share	$1.57	$1.12	$3.91	$3.80

Gain on Sale of Business:
Earnings before income taxes	$—	$—	$(16,146)	$—
Income taxes	—	—	(4,273)	—
Net earnings	—	—	(11,873)	—
Diluted net earnings per share	$—	$—	$(0.37)	$—

Other Charges:
Earnings before income taxes	$1,470	$—	$27,704	$—
Income taxes	364	—	6,602	—
Net earnings	1,106	—	21,102	—
Diluted net earnings per share	$0.03	$—	$0.66	$—

Pension Curtailment Gain:
Earnings before income taxes	$—	$—	$—	$(5,830)
Income taxes	—	—	—	—
Net earnings	—	—	—	(5,830)
Diluted net earnings per share	$—	$—	$—	$(0.18)

As Adjusted:
Earnings before income taxes	$61,279	$48,595	$171,503	$155,264
Income taxes	9,764	12,473	36,513	38,442
Effective income tax rate	15.9%	25.7%	21.3%	24.8%
Net earnings	51,515	36,122	134,990	116,822
Diluted net earnings per share	$1.61	$1.12	$4.20	$3.61
As reported and as adjusted information above includes a $0.15 diluted earnings per share benefit from prior year provision to return adjustments.

The diluted net earnings per share associated with the adjustments have been calculated individually and in total using the quarterly average outstanding shares in the period in which the adjustments occurred. Accordingly, adjusted diluted net earnings per share may not reconcile when totaled due to rounding.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net sales:
Aircraft Controls	$318,017	$272,131	$932,602	$863,266
Space and Defense Controls	223,644	204,887	654,849	599,217
Industrial Systems	231,250	230,334	680,333	665,225
Net sales	$772,911	$707,352	$2,267,784	$2,127,708
Operating profit:
Aircraft Controls	$34,453	$20,545	$88,809	$70,485
	10.8%	7.5%	9.5%	8.2%
Space and Defense Controls	25,368	21,339	70,742	71,037
	11.3%	10.4%	10.8%	11.9%
Industrial Systems	19,484	23,004	57,398	66,715
	8.4%	10.0%	8.4%	10.0%
Total operating profit	79,305	64,888	216,949	208,237
	10.3%	9.2%	9.6%	9.8%
Deductions from operating profit:
Interest expense	9,131	8,239	25,376	25,288
Equity-based compensation expense	2,169	1,791	6,747	6,420
Non-service pension expense (income)	1,442	928	4,399	(3,053)
Corporate and other expenses, net	6,754	5,335	20,482	18,488
Earnings before income taxes	$59,809	$48,595	$159,945	$161,094

Exhibit 99.1
Operating Profit and Margins - as adjusted are as follows:

	Three Months Ended		Nine Months Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Aircraft Controls operating profit - as reported	$34,453	$20,545	$88,809	$70,485
Gain on sale of business	—	—	(16,146)	—
Inventory write-down	202	—	202	—
Restructuring	(236)	—	3,996	—
Asset impairment	692	—	15,286	—
Aircraft Controls operating profit - as adjusted	$35,111	$20,545	$92,147	$70,485
	11.0%	7.5%	9.9%	8.2%

Space and Defense Controls operating profit - as reported	$25,368	$21,339	$70,742	$71,037
Inventory write-down	—	—	1,500	—
Restructuring	87	—	1,924	—
Space and Defense Controls operating profit - as adjusted	$25,455	$21,339	$74,166	$71,037
	11.4%	10.4%	11.3%	11.9%

Industrial Systems operating profit - as reported	$19,484	$23,004	$57,398	$66,715
Inventory write-down	—	—	1,705	—
Restructuring	725	—	2,449	—
Asset impairment	—	—	642	—
Industrial Systems operating profit - as adjusted	$20,209	$23,004	$62,194	$66,715
	8.7%	10.0%	9.1%	10.0%

Total operating profit - as adjusted	$80,775	$64,888	$228,507	$208,237
	10.5%	9.2%	10.1%	9.8%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	July 2, 2022	October 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$93,912	$99,599
Restricted cash	1,952	1,315
Receivables, net	973,771	945,929
Inventories, net	592,358	613,095
Prepaid expenses and other current assets	60,693	58,842
Total current assets	1,722,686	1,718,780
Property, plant and equipment, net	673,620	645,778
Operating lease right-of-use assets	68,800	60,355
Goodwill	826,307	851,605
Intangible assets, net	98,375	106,095
Deferred income taxes	15,010	17,769
Other assets	34,258	32,787
Total assets	$3,439,056	$3,433,169
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$1,008	$80,365
Accounts payable	219,428	200,602
Accrued compensation	86,593	112,703
Contract advances	293,794	263,686
Accrued liabilities and other	211,769	212,005
Total current liabilities	812,592	869,361
Long-term debt, excluding current installments	856,097	823,355
Long-term pension and retirement obligations	153,277	162,728
Deferred income taxes	71,799	64,642
Other long-term liabilities	113,866	112,939
Total liabilities	2,007,631	2,033,025
Shareholders’ equity
Common stock - Class A	43,806	43,803
Common stock - Class B	7,474	7,477
Additional paid-in capital	528,571	509,622
Retained earnings	2,338,956	2,237,848
Treasury shares	(1,031,904)	(1,007,506)
Stock Employee Compensation Trust	(85,565)	(79,776)
Supplemental Retirement Plan Trust	(65,929)	(63,764)
Accumulated other comprehensive loss	(303,984)	(247,560)
Total shareholders’ equity	1,431,425	1,400,144
Total liabilities and shareholders’ equity	$3,439,056	$3,433,169

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Nine Months Ended
	July 2, 2022	July 3, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$125,761	$122,652
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	56,169	56,806
Amortization	9,998	10,000
Deferred income taxes	7,644	4,161
Equity-based compensation expense	6,747	6,420
Gain on sale of business	(16,146)	—
Asset impairment and Inventory write-down	19,335	—
Other	4,960	(2,781)
Changes in assets and liabilities providing (using) cash:
Receivables	(58,668)	(21,329)
Inventories	(6,778)	9,509
Accounts payable	27,184	(17,530)
Contract advances	35,867	54,414
Accrued expenses	(24,066)	3,503
Accrued income taxes	7,692	14,776
Net pension and post retirement liabilities	13,490	8,380
Other assets and liabilities	(24,925)	(18,401)
Net cash provided by operating activities	184,264	230,580
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(11,837)	(77,600)
Purchase of property, plant and equipment	(106,713)	(88,573)
Other investing transactions	33,283	3,615
Net cash used by investing activities	(85,267)	(162,558)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	661,675	653,500
Payments on revolving lines of credit	(629,251)	(651,986)
Proceeds from long-term debt	—	42,300
Payments on long-term debt	(80,273)	(55,891)
Payments on finance lease obligations	(1,779)	(1,588)
Payment of dividends	(24,653)	(24,081)
Proceeds from sale of treasury stock	10,792	4,603
Purchase of outstanding shares for treasury	(30,485)	(26,702)
Proceeds from sale of stock held by SECT	7,586	679
Purchase of stock held by SECT	(11,484)	(3,535)
Net cash used by financing activities	(97,872)	(62,701)
Effect of exchange rate changes on cash	(6,175)	1,265
Increase (decrease) in cash, cash equivalents and restricted cash	(5,050)	6,586
Cash, cash equivalents and restricted cash at beginning of period	100,914	85,072
Cash, cash equivalents and restricted cash at end of period	$95,864	$91,658